Exhibit 5.1

                   SWEENEY & ASSOCIATES, P.C.
                        ATTORNEYS AT LAW

          7300 PENN AVENUE    TELEPHONE (412) 731-1000
        PITTSBURGH, PA  15208    FACSIMILE (412) 731-9190


                          June 29, 2001



To the Board of Directors
BICO, Inc.
2275 Swallow Hill Road
Building 2500; 2nd Floor
Pittsburgh, PA  15220

Gentlemen:

     We have examined the corporate records and proceedings of BICO, Inc, a Pennsylvania corporation (the "Company"), with respect to:

     The organization of the Company;

The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, the form and validity, and full payment and non-assessability, of all the present outstanding and issued common stock of the Company; and

The legal sufficiency of all corporate proceedings of the Company, taken in connection with the creation, issuance, the form and validity, and full payment and non-assessability, when issued, of shares of the Company's common stock (the "Shares"), to be issued by the Company covered by this amended registration statement (hereinafter referred to as the "Registration

Statement") filed with the Securities and Exchange Commission June


29, 2001, file number 333-61868 (in connection with which

Registration Statement this opinion is rendered.)

     We have also examined such other documents and such questions of law as we have deemed to be necessary and appropriate, and on the basis of such examinations, we are of the opinion:

          (a) That the Company is duly organized and validly existing under the laws of the Commonwealth of Pennsylvania;

          (b)  That the Company is authorized to have outstanding
               2,500,000,000 shares of common stock of which 1,383,704,167 shares of common stock were outstanding as of March 31, 2001;

          (c) That the Company has taken all necessary and required corporate proceeding in connection with the creation and issuance of the said presently issued and outstanding shares of common stock and that all of said stock so issued and outstanding has been validly issued, is fully paid and non-assessable, and is in proper form and valid;

          (d) That when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, after a request for acceleration by the Company, and the Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, then the Shares will be validly authorized and legally issued, fully paid and non-assessable.

     We hereby consent (1) to be named in the Registration Statement, and in the prospectus, which constitutes a part thereof, as the attorneys who will pass upon legal matters in connection with the sale of the Shares, and (2) to the filing of this opinion as Exhibit 5.1 of the Registration Statement.


                              Sincerely,


                              Sweeney & Associates, P.C.